UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 19, 2012

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On July 19, 2012, LodgeNet Interactive Corporation (“LodgeNet”) issued a press release regarding its financial results for the second quarter of 2012 and certain other information.  A copy of the press release is furnished as Exhibit 99.1 hereto.

LodgeNet will host a conference call on Thursday, July 19, 2012 at 5:00 pm Eastern Time.  A live webcast of the teleconference will also be available and can be accessed on the LodgeNet website at www.lodgenet.com.  The webcast will be archived on the LodgeNet website for one month.  Additionally, LodgeNet has posted slides at its website under the For Investors, Company Presentation section, which will be referenced during the conference call. These slides are furnished as Exhibit 99.2 hereto.

The press release and the slides include information regarding operating income, which include adjustments to amounts calculated under generally accepted accounting principles. These measures are not in accordance with, or an alternative for, GAAP, and may be different from similar measures used by other companies. The operating income and cash flow information presented in the slides are provided as a complement to results provided in accordance with GAAP and are provided to give investors a more complete understanding of the underlying operational results and trends in LodgeNet’s performance. Management believes this information is useful in analyzing historical results because it shows investors and management the profitability of operations apart from the major non-cash items. In addition, management uses the information as a basis for planning and forecasting future periods. A reconciliation of this information to the most directly comparable financial measure presented in accordance with GAAP is provided in the slides.

The information in this Item 2.02 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release (furnished)

99.2	PowerPoint Slides (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2012	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer